HOLLYER BRADY SMITH & HINES LLP
                   551 Fifth Avenue
                  New York, NY 10176

                  Tel: (212) 818-1110
                  FAX: (212) 818-0494


                        October 27, 2000


To the Trustees of Narragansett Insured Tax-Free Income Fund

     We consent to the incorporation by reference into post-effective amendment No. 11 under the 1933 Act and No. 13 under the 1940 Act of our opinion dated October 29, 1997.


                         Hollyer Brady Smith & Hines LLP

                           /s/ W.L.D. Barrett
                         by  W.L.D. Barrett
                                Partner